UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SOVEREIGN BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

RELATIONAL INVESTORS LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Relational Investors has posted the news articles in the Exhibits hereto on its website.  Relational has obtained permission from the publishers of the news articles to reprint and distribute them.

Exhibit	Date	Article
99.1	02/06/06	Investor group urges Pa. veto of Sovereign bill – Reuters

99.2	02/03/06	Mr. Sidhu goes to Harrisburg – BreakingViews.com

99.3	02/03/06	Pennsylvania Legislature Puts its Thumb on the Scale in the Sovereign-Relational Proxy Contest Board Analyst – The Corporate Library Board Analyst

99.4	01/13/06	When this shareholder speaks, CEOs better listen – Associated Press

99.5	01/05/06	Shareholders trampled by their Sovereign – BreakingViews.com

99.6	01/05/06	Who's Too Busy for the Annual Meeting? – New York Times

99.7	12/23/05	Sovereign Sues To Stop Bd Fight, Admits Filing Errors – Dow Jones News

99.8	12/13/05	Shareholders' blood is up over Sovereign and Calpine – Financial Times

99.9	12/02/05	Sovereign Scales Back Embattled Director's Duties – Dow Jones News

99.10	11/24/05	Santander/Sovereign - LEX COLUMN – Financial Times

99.11	11/17/05	Investors, Analyst Slam Sovereign Plan – American Banker

99.12	11/02/05	Long & Short: Sovereign Bancorp's Takeover Deal, Looks Like a Dis to Shareholders – The Wall Street Journal

99.13	08/19/05	Street Talk: Shareholder pas de deux – SNL Financial

99.14	08/05/05	Sovereign bows to critics of bonus plan – Market Watch

99.15	07/12/05	Pressure on Sovereign Wins Support on Street – American Banker

99.16	07/08/05	Investor hits bank over directors' compensation – The Boston Globe

99.17	05/26/05	Sovereign Is Facing a Proxy Battle – Wall Street Journal